As filed with the Securities and Exchange Commission on September 3, 2002
Registration No. 333-_________
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

BRASS EAGLE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0578572
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1201 S.E. 30th Street
Bentonville, Arkansas 72712
(Address of Principal Executive Offices and Zip Code)
____________________

Stock Option Agreements dated between 1993 and 1997 with Marvin W. Griffin,
E. Lynn Scott, Steven R. DeMent, John D. Flynn, and James Moody
(Full Title of the Plan)
____________________

John D. Flynn, Esq.
Vice President - General Counsel and Secretary
1201 S.E. 30th Street
Bentonville, Arkansas 72712
479-464-8700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________

Proposed
		Proposed	maximum
		maximum	aggregate
Title of securities to	Amount to	offering price	offering	Amount of
be registered	be registered (1)	per share (3)	price (3)	registration fee(3)
Common Stock,
$0.01 par value per share	422,227 (2)	$6.68	$2,820,476.36	$259.48

__________________________________________________________________________

(1)  This Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Stock Option Agreements that are the subject of this Registration Statement.

(2)  Represents shares issuable upon exercise of stock options granted by Brass Eagle Inc. between 1993 and 1997 to the following current and former directors and employees: Marvin W. Griffin (236,824); E. Lynn Scott (135,160); Steven R. DeMent (11,165); John D. Flynn (11,165); and James Moody (27,913).

(3)  Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on August 28, 2002 of the Company's Common Stock as reported on the Nasdaq National Market.
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Brass Eagle Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(i)    The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

(ii)    The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002;

(iii)    The Company's Current Report on Form 8-K filed on February 6, 2002; and

(iv)    The description of the Company's Common Stock contained in the Registration Statement on Form 10, which became effective November 25, 1997, and any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      John D. Flynn, Esq., who has passed on the legality of the shares of Common Stock covered by this Registration Statement, is Vice President - General Counsel and Secretary of the Company. Mr. Flynn is currently the beneficial owner of 50,282 shares of the Company's Common Stock and options to purchase 48,265 shares of the Company's Common Stock. The shares of Common Stock that are the subject of this Registration Statement include 11,165 shares issuable upon exercise of stock options granted by the Company to Mr. Flynn.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Act (the "DGCA") contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article Twelfth of the Company's Restated Certificate of Incorporation provides for indemnification of the directors and executive officers of the Company to the fullest extent permissible under the relevant provisions of the DGCA. Additionally, the Company has in place directors' and officers' liability insurance coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

       The Exhibits to this Registration Statement are listed in the Exhibit Index hereto, and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned Company hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (1)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (3)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on this 3rd day of September, 2002.

BRASS EAGLE INC. By: /s/ E. Lynn Scott E. Lynn Scott President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ E. Lynn Scott**__________ E. Lynn Scott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2002
/s/ J.R. Brian Hanna**________ J.R. Brian Hanna	Vice President - Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 3, 2002
/s/ Anthony J. Dowd**________ Anthony J. Dowd	Director	September 3, 2002
/s/ H. Gregory Wold**_________ H. Gregory Wold	Director	September 3, 2002
/s/ Robert P. Sarrazin**________ Robert P. Sarrazin	Director	September 3, 2002
/s/ C. Miles Schmidt**_________ C. Miles Schmidt	Director	September 3, 2002

** J.R. Brian Hanna, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed as Exhibit 24.1 hereto.

By: /s/ J.R. Brian Hanna J.R. Brian Hanna Attorney-in-Fact

BRASS EAGLE INC.

INDEX TO EXHIBITS
Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Brass Eagle Inc., filed as Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 1997 and incorporated by reference herein.

4.2	By-laws of Brass Eagle Inc., filed as Exhibit 3(ii) to Form 10-Q for the quarter ended September 30, 1997 and incorporated by reference herein.

5.1	Legal Opinion of John D. Flynn, Esq.

15.1	Acknowledgment of Crowe, Chizek and Company LLP.

23.1	Consent of Crowe, Chizek and Company LLP.

23.3	Consent of John D. Flynn, Esq. (included as part of Exhibit 5.1).

24.1	Power of Attorney.

Exhibit 5.1

September 3, 2002

Brass Eagle Inc.
1201 S.E. 30th Street
Bentonville, Arkansas 72712

Re: Registration Statement on Form S-8 - Stock Option Agreements dated between 1993 and 1997 with Marvin W. Griffin, E. Lynn Scott, Steven R. DeMent, John D. Flynn, and James Moody

Ladies and Gentlemen:

      Brass Eagle Inc. (the "Company") is filing with the Securities and Exchange Commission on or about the date hereof a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 422,227 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") to be issued in connection with Stock Option Agreements dated between 1993 and 1997 with Marvin W. Griffin, E. Lynn Scott, Steven R. DeMent, John D. Flynn, and James Moody (the "Stock Option Agreements").

      Item 601 of Regulation S-K and the Instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Form S-8 Registration Statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

      In rendering this opinion, I have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Stock Option Agreements, and such other records and documents as I have deemed advisable in order to render this opinion. As a result of the foregoing, I am of the opinion that, when issued against receipt of the purchase price therefore (as provided in the Stock Option Agreements), the Common Stock that is the subject of the Registration Statement will be legally issued, fully paid, and non-assessable. This opinion does not pass upon the matter of compliance with the blue sky laws or similar laws relating to the sale or distribution of the Common Stock.

       I hereby consent to the use and filing of this opinion in connection with the Registration Statement, as the same may be amended.

Very truly yours,

/s/ John D. Flynn, Esq.
John D. Flynn, Esq.

Exhibit 15.1

September 3, 2002

Brass Eagle Inc.
Bentonville, Arkansas

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Brass Eagle Inc. for the periods ended March 31, 2002 and 2001 and June 30, 2002 and 2001 as indicated in our reports dated April 19, 2002 and July 26, 2002, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which was included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 are being used in this Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436( c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant within the meaning of Section 7 and 11 of that Act.

Crowe, Chizek and Company LLP
Oak Brook, Illinois

Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Brass Eagle Inc. Stock Option Agreements with Marvin W. Griffin, E. Lynn Scott, Steven R. DeMent, John D. Flynn and James Moody of our report dated February 1, 2002 appearing in the Brass Eagle Inc. Annual Report on Form 10-K for the year ended December 31, 2001.

Crowe, Chizek and Company LLP

Exhibit 24.1

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint J.R. Brian Hanna as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Brass Eagle Inc. (the "Company") pertaining to the registration of up to 422,227 shares of the Company's Common Stock, $0.01 par value per share, to be issued in connection with Stock Option Agreements dated between 1993 and 1997 with Marvin W. Griffin, E. Lynn Scott, Steven R. DeMent, John D. Flynn, and James Moody, and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

September 3, 2002

/s/ E. Lynn Scott
E. Lynn Scott
President, Chief Executive Officer
and Director

/s/ Anthony J. Dowd
Anthony J. Dowd
Director

/s/ H. Gregory Wold
H. Gregory Wold
Director

/s/ Robert P. Sarrazin
Robert P. Sarrazin
Director

/s/ C. Miles Schmidt
C. Miles Schmidt
Director